                                                                     EXHIBIT 11


                                BIRD CORPORATION

                                       COMPUTATION OF EARNINGS PER COMMON SHARE (1)
                                    (In thousands, except share and per share amounts)


                                                           THREE MONTHS ENDED              NINE MONTHS ENDED
                                                              SEPTEMBER 30,                   SEPTEMBER 30,
                                                          1996          1995              1996           1995
                                                       ----------     -----------      ----------      ----------

Primary earnings per share
--------------------------

  Net earnings (loss) from continuing operations       $    2,112      $     (596)     $    1,692      $    4,374
  Deduct dividend requirements:
    Preferred stock                                            (7)             (7)            (22)            (22)
    Convertible preference stock                             (377)           (377)         (1,130)         (1,130)
                                                       ----------      ----------      ----------      ----------
  Net earnings (loss) from continuing operations            1,728            (980)            540           3,222

  Net earnings (loss) from discontinued operations             81               0             141         (11,604)
                                                       ----------      ----------      ----------      ----------

  Net earnings (loss) applicable to common stock       $    1,809      $     (980)     $      681      $   (8,382)

  Weighted average number of common
    shares outstanding (1)                              4,132,572       4,113,136       4,127,511       4,100,751
  Assuming exercise of options reduced by
    the number of shares which could have
    been purchased with the proceeds from
    exercise of such options (2)                                0               0          11,325               0
                                                       ----------      ----------      ----------      ----------

  Weighted average number of common
    shares outstanding as adjusted                      4,132,572       4,113,136       4,138,836       4,100,751
                                                       ----------      ----------      ----------      ----------

  Primary earnings (loss) per common share:
    Continuing operations                                  $ 0.42          $(0.24)          $0.13           $0.79
    Discontinued operation                                 $ 0.02          $ 0.00           $0.03          $(2.83)
                                                           ------          ------           -----          ------
  Applicable to common stock                               $ 0.44          $(0.24)          $0.16          $(2.04)
                                                           ======          ======           =====          ======



(1)  See Note 3 of Notes to Consolidated Financial Statements.

(2) APB 15 paragraph 30 indicates computation of primary earnings per share should not give effect to common stock equivalents if their inclusion has the effect of decreasing the loss per share amount otherwise computed or is anti-dilutive.

                                                                     EXHIBIT 11


                                BIRD CORPORATION

                                       COMPUTATION OF EARNINGS PER COMMON SHARE (1)
                                    (In thousands, except share and per share amounts)


                                                           THREE MONTHS ENDED              NINE MONTHS ENDED
                                                              SEPTEMBER 30,                   SEPTEMBER 30,
                                                          1996           1995             1996           1995
                                                       ----------     -----------      ----------      ----------

Fully diluted earnings per share (2)
------------------------------------

  Net earnings (loss) from continuing operations       $    2,112      $     (596)     $    1,692      $    4,374
  Deduct dividend requirements of
    preferred stock                                            (7)             (7)            (22)            (22)
                                                       ----------      ----------      ----------      ----------
  Net earnings (loss) from continuing operations       $    2,105      $     (603)     $    1,670      $    4,352

  Net (earnings) loss from discontinued operations             81               0             141         (11,604)
                                                       ----------      ----------      ----------      ----------

  Net earnings (loss) applicable to common stock       $    2,186      $     (603)     $    1,811      $   (7,252)


  Weighted average number of common
    shares outstanding (1)                              4,132,572       4,113,136       4,127,511       4,100,751
  Assuming exercise of options reduced by
    the number of shares which could have
    been purchased with the proceeds from
    exercise of such options (3)                            3,280               0          13,137               0
  Assuming conversion of convertible
    preference stock                                      731,955         731,955         731,955         731,955
                                                       ----------      ----------      ----------      ----------

  Weighted average number of common
    shares outstanding as adjusted                      4,867,807       4,845,091       4,872,603       4,832,706
                                                       ----------      ----------      ----------      ----------

  Fully diluted earnings (loss) per common share
    applicable to common stock:
    Continuing operations                                   $0.43          $(0.12)          $0.34          $ 0.90
    Discontinued operation                                  $0.02          $ 0.00           $0.03          $(2.40)
                                                            -----          ------           -----          ------
                                                            $0.45          $(0.12)          $0.37          $(1.50)
                                                            =====          ======           =====          ======



(1)  See Note 3 of Notes to Consolidated Financial Statements.

(2) These calculations are submitted in accordance with Securities Exchange Act of 1934, Release No. 9083, although in certain instances, it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

(3) APB 15 paragraph 30 indicates computation of primary earnings per share should not give effect to common stock equivalents if their inclusion has the effect of decreasing the loss per share amount otherwise computed or is anti-dilutive.
